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                                                                    Exhibit 24.2

                     POWER OF ATTORNEY OF ARTHUR S. PEARSON

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Arthur S. Pearson, hereby constitutes and appoints William D. St. John or Steven H. Moger his true and lawful attorney-in-fact and agent, for him and his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8, registering 2,982,000 shares of common stock of Nutraceutix, Inc., a Delaware corporation, issuable upon exercise of options granted pursuant to the Nutraceutix, Inc. 1995 Amended Stock Option Plan, and any amendments (including post-effective amendments) or supplements thereto, and to file this Power of Attorney and the Form S-8, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any stock exchange or similar authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

     This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 25th day of May, 1999.


                                   /s/      Arthur S. Pearson
                                   ---------------------------------------------
                                   ARTHUR S. PEARSON